EXHIBIT 99.1

PRELIMINARY PROXY

BATTERY FUTURE ACQUISITION CORP.

8 The Green, #18195

Dover, Delaware 19901

EXTRAORDINARY GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

[●], 2025

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/prospectus dated [●], 2025, in connection with the Extraordinary General Meeting of Battery Future Acquisition Corp. (“BFAC”) to be held at [●] a.m. ET on [●], 2025, which will be a virtual meeting held online at https://                     for the sole purpose of considering and voting upon the following proposals, and hereby appoints Fanghan Sui, the attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of BFAC registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE BFAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” EACH OF THE PUBCO ORGANIZATIONAL DOCUMENT ADVISORY PROPOSALS (PROPOSALS NOS. 2.A THROUGH 2.H), “FOR” THE NYSE PROPOSAL (PROPOSAL 3) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 4).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting to be held on [●], 2025.

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: [WEBSITE].

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PROXY

1.	The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination Agreement and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2A.

Pubco Organizational Document Advisory Proposal – approve the authorized capital stock of Pubco of 50,000,000 shares of Pubco Class A Common Stock, 450,000,000 shares of Pubco Class B Common Stock and 10,000,000 shares of preferred stock.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2B.	Pubco Organizational Document Advisory Proposal – approve a provision that directors of Pubco may be removed from office only for cause	FOR ☐	AGAINST ☐	ABSTAIN ☐

2C.	Pubco Organizational Document Advisory Proposal – approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2D.	Pubco Organizational Document Advisory Proposal – approve a provision that any action taken by stockholders of Pubco must be taken at a meeting of stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2E.	Pubco Organizational Document Advisory Proposal – approve a provision addressing how and when stockholders may call a stockholder meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2F.	Pubco Organizational Document Advisory Proposal – approve a provision addressing how Pubco’s charter may be amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2G.	Pubco Organizational Document Advisory Proposal – approve a provision addressing how Pubco’s bylaws may be amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2H.	Pubco Organizational Document Advisory Proposal – removing all provisions applicable only to blank check companies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The NYSE Proposal – to consider and vote upon a proposal, as required by NYSE Listing Rule 312.03, to approve the issuance of shares of Common Stock in the PIPE financing.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.

The Adjournment Proposal - to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates if it is determined that additional time is necessary to complete the Business Combination for any reason.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

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☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2025

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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